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                                                                 EXHIBIT (99)-10

                                    CONSENT

     The undersigned hereby consents to the reference to such person in the Registration Statement on Form S-4 filed by The Banc Corporation on October 1, 1998 (the "Registration Statement") as a person being a Director of The Banc Corporation.

         /s/ TERRY DUBOSE
- --------------------------------------
             Terry DuBose

September 25, 1998